Exhibit 99.1

INmune Bio, Inc. CEO, Raymond J. Tesi, MD, to Participate in Two Upcoming Panels on Alzheimer’s Disease

Alzheimer’s Association International Conference (“AAIC”) – Systems Biology of Alzheimer’s Disease Panel on August 4, 2022 Moderated by Jeffrey Cummings, MD, ScD, and Krista Lanctôt, Ph.D.

BTIG Biotechnology Conference – Fireside Conversation re the Role of Inflammation and Existing Treatments in Alzheimer’s Disease on August 8, 2022

Boca Raton, Florida, July 25, 2022 (GLOBE NEWSWIRE) -- Inmune Bio, Inc. (NASDAQ: INMB) (“INMB” or “the Company”), a clinical-stage immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease, is pleased to announce that RJ Tesi, Ph.D, has been invited to participate in two upcoming conferences and specifically take part in two breakout panel discussions at both the AAIC and BTIG Biotechnology Conference focused on novel therapeutic approaches to treating Alzheimer’s Disease (“AD”).

The Systems Biology of Alzheimer’s Disease panel discussion at AAIC will focus on innovative therapies being developed for the treatment of Alzheimer’s disease. The panel will be comprised of leading members of the AD treatment research community and is a component of the AAIC’s “Part the Cloud” program, which strives to promote and fund cutting edge research with the highest probability of combatting and ultimately curing AD.

In the week leading up to AAIC, the company will publish one video per day on its social media platforms with several talking points from Dr. CJ Barnum, Director of Neuroscience, around the role of neuroinflammation and neurodegenerative disease, relating to the conversations that will be discussed at AAIC.

The BTIG Biotechnology Conference’s panel format will be a fireside chat wherein Dr. Tesi will discuss the role of inflammation as a precursor to AD along with INmune’s specific research and therapy, XProTM, that is designed to neutralize soluble TNF to reduce neuroinflammation. Dr. Tesi will also be available for in-person one-on-one meetings at the conference.

About XPro™:

XPro1595™ (XPro™) is a next-generation inhibitor of tumor necrosis factor (TNF) that acts differently than currently available TNF inhibitors in that it neutralizes soluble TNF (sTNF) without affecting trans-membrane TNF (tmTNF) or TNF receptors. XPro™ could have potential substantial beneficial effects in patients with Alzheimer’s disease by decreasing neuroinflammation. For more information about the importance of targeting neuroinflammation in the brain to improve cognitive function and restore neuronal communication visit this section of the INmune Bio’s website.

About INmune Bio, Inc.

INmune Bio, Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms that are both in clinical trials: The Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and a mechanistic driver of many diseases. DN-TNF product candidates are in clinical trials to determine if they can treat cancer (INB03™), Mild Alzheimer’s disease, Mild Cognitive Impairment and treatment-resistant depression (XPro™). The Natural Killer Cell Priming Platform includes INKmune™ developed to prime a patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic and solid tumor malignancies, and chronic inflammation. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XPro1595, and INKmune™ are still in clinical trials or preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:

David Moss, CFO
(858) 964-3720
info@inmunenbio.com

Investor Contact:

Jason Nelson
Core IR
(516) 842-9614 x823